Exhibit 23.1

                     REPORT ON FINANCIAL STATEMENT SCHEDULE
                       AND CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Sierra Monitor Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-18241) of Sierra Monitor Corporation of our report dated March 5, 2001, relating to the balance sheets of Sierra Monitor Corporation as of December 31, 2000 and 1999, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-KSB of Sierra Monitor Corporation.

                                                    /s/ KPMG LLP
Mountain View, California
March 23, 2001


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